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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported) September 29, 2004


                                 WRC MEDIA INC.
             (Exact name of registrant as specified in its chapter)


          Delaware                      333-96119                 13-4066536
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation                 File Number)          Identification No.)

512 Seventh Avenue, 22nd Floor, New York, NY                       10018
  (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (212) 768-1150

                                 Not Applicable
          (Former name or former address, if changed since last report)


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         (c) (1) On September 29, 2004, WRC Media Inc. announced that it has promoted Richard Nota, Senior Vice President, Finance to Executive Vice President, Operations, and hired Robert S. Yingling as Vice President, Chief Financial Officer.


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         (c) (2) Richard Nota, age 44, Executive Vice President, Operations, WRC
Media, has over 19 years experience in finance. In October 2003, Mr. Nota was promoted to Senior Vice President, Finance, WRC Media having overall financial management responsibilities including finance and accounting, strategic planning, treasury and risk management and investor relations. From 2000 to October 2003, he served as Vice President, Finance, WRC Media. Mr. Nota has held several executive and management positions, including serving as Vice President, Accounting and Taxation from 1989 to 1995 at Pergament Home Centers, Inc., a retail company. From 1995 until joining WRC Media, Mr. Nota served as Controller at Heating Oil Partners, L.P., a retail distributor of petroleum products. Prior to that Mr. Nota was with Arthur Andersen LLP. At Arthur Andersen, Mr. Nota was a supervisor in the Audit Division.

         Robert S. Yingling, age 43, Vice President and Chief Financial Officer, WRC Media has over 20 years of financial management experience with such firms as Arthur Anderson LLP, BigStar Entertainment and, most recently, at Duncan Capital Group LLC, a New York City - based merchant bank, where he served as CFO. From March 2003 until February 2004 he was Director of Finance of Smiths Group plc, a diversified UK engineering company. Prior to that he served as CFO of BigStar Entertainment, Inc. and as an independent consultant to media and technologies companies. Since April 2004, Mr. Yingling has been a Director of Scanvec Amiable Ltd. (OTCBB:SVECF), a company providing software solutions to the sign making and digital printing industries, and is Chairman of its Audit Committee. Mr. Yingling received an M.B.A. from the Columbia Business School and graduated from Lehigh University with a B.S. in Accounting. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs.

         (c) (3) Mr. Nota is currently party to an Employment Agreement with the Company running to December 31, 2006. Under this Agreement, Mr. Nota receives a base salary of $235,000 per annum and is eligible to receive a minimum and incentive bonus. Mr. Nota is also entitled to receive certain fringe benefits, reimbursement of expenses and stock options. In the year ended December 31, 2003, Mr. Nota received $215,455 in salary under this Agreement. He currently owns 27,500 options to purchase shares of the Company's stock. In connection with his promotion to Executive Vice President, Operations, certain terms and conditions of Mr. Nota's Agreement may be amended.


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Exhibit No.        Exhibit
-----------        -------
  99.1             Press release issued by WRC Media Inc. on September 29, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 WRC MEDIA INC.
                                                  (Registrant)


Date: September 29, 2004              By:
                                          --------------------------------------
                                          Name:  Martin E. Kenney, Jr.
                                          Title: Chief Executive Officer